                                                                 Exhibit 10.19

                             COLLABORATION AGREEMENT

     OEM AGREEMENT (the "Agreement") dated August 6, 1999, between Phasecom Ltd., an Israeli company having its principal address at 11, Kiryat Hamada Street, Har Hotzvim, P. O. Box 45017, Jerusalem 91450, Israel, ("Phasecom") and ADC Telecommunications, Inc., a Minnesota corporation having its principal address at P. O. Box 1101, Minneapolis, Minnesota 55440-1101, USA ("Buyer" or "ADC").

     WHEREAS, the Parties wish to collaborate with each other with respect to the development, manufacture, and marketing of certain Products (as defined herein) on the terms and condition set forth in this Agreement and in its various Exhibits, which are as follows:

           Exhibit A:   Products and Pricing
           Exhibit B:   Specifications
           Exhibit C :  Product Developments
           Exhibit D :  Statement of Work
           Exhibit E :  Marketing
           Exhibit F:   Change Procedures
           Exhibit G:   Product Qualification and Regulatory Approvals Process
           Exhibit H:   Terms and Conditions of Sale
           Exhibit I:   Training
           Exhibit J:   Quality and Inspection
           Exhibit K:   Packaging Standards
           Exhibit L:   Form of Escrow Agreement
           Exhibit M:   Support of Products; Problem Escalation
           Exhibit N:   MAC License and Supply Agreement
           Exhibit O:   IP Disclosure

     WHEREAS, ADC and Phasecom wish to collaborate in connection with the development, supply, and marketing of the Products (defined below) covered by this Agreement;

     WHEREAS, Phasecom intends to devote sufficient energy and resource to the development and supply of the Products (defined below) to achieve commercial success of the collaboration; and

     WHEREAS, ADC intends to devote sufficient energy and resource to the marketing of the Products to achieve commercial success of the collaboration.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

     1. COLLABORATION.

         a. The parties agree to collaborate with each other with respect to the development, production and marketing of the products specified in Part I of Exhibit A and any new products made subject hereto pursuant to Section 2, below (collectively the "Products") in accordance with the terms of this Agreement. In addition, the parties intend to enter into future


COLLABORATION AGREEMENT                                                   PAGE 1
negotiations to expand their collaboration to wireless LMDS products, either via amendment to this Agreement or via a separate agreement.

         b. Phasecom hereby grants to Buyer the right to purchase the Products (as they are and become available) for resale and distribution to Buyer's customers ("Customers") worldwide (subject to those exceptions, if any, set forth in Exhibit E) and for internal, evaluation, demonstration, and marketing uses incident thereto; and to service and maintain the Products for such Customers subject to the terms and conditions set forth in this Agreement. It is understood that Buyer's subsidiaries and affiliates will have the same right as Buyer to purchase the Products under the terms of this Agreement; provided, that Buyer will guaranty payment for any purchases of Product made by any such subsidiary or affiliate.

         c. The foregoing rights granted to Buyer will be subject to the exclusivity and non-exclusivity provisions of Exhibit E.

         d. Buyer is fully familiar with the existing Products and will assume responsibility for the marketing of the Products to the Customers as a value-added reseller and will provide the level of after-sales technical support normally associated with value-added resellers.

         e. Each party shall at all times act as an independent contractor in fulfilling its obligations in accordance with the terms of this Agreement. Nothing in this Agreement shall constitute or be deemed to create an agency or partnership or employment relationship between the parties hereto for any purpose whatsoever. Neither party shall have any authority or power to bind the other, to give any representation, warranty or other commitment except as expressly authorized in writing by the other party.

         f. This Collaboration Agreement shall be effective and binding on the parties on and after the date that the purchase of shares contemplated under the terms of that certain Series C Preferred Stock Purchase Agreement closes.

     2. PRODUCT SPECIFICATIONS, NEW PRODUCTS, QUALIFICATION; APPROVALS

         a. The functional requirements and performance specifications for the Products will be as set out in Exhibit B to this Agreement (the "Specifications"). Once established and made a part of Exhibit B, such Specifications will not be changed other than through the engineering change procedures set out in Exhibit F hereto. The parties may, by mutual agreement, add new Products to the scope of this Agreement on the basis described in Exhibit C. For new Products thus added to this Agreement, the Parties will negotiate in good faith to establish separate Specifications to be included as part of Exhibit B. For Products which are not yet fully developed, Phasecom will develop such Products in accordance with the provisions of Exhibits C and D to comply with all applicable Specifications for such Products. The ownership of intellectual properties arising out of such developments will be as set out in Exhibit C.

         b. The allocation of responsibilities and the processes to be used for qualifying each Product covered by this Agreement are set out in the attached Exhibit G.

         c. The allocation of responsibilities and the processes to be used for obtaining applicable regulatory approvals for each Product covered by this Agreement are set out in the attached Exhibit G.


COLLABORATION AGREEMENT                                                   PAGE 2

     3.BUYER'S PURCHASE AND PAYMENT.

         a. Phasecom agrees to sell Buyer the Products in accordance with purchase orders placed by Buyer and accepted by Phasecom pursuant to this agreement. All purchase orders submitted by Buyer to Phasecom shall: (i) specify a delivery date no sooner than thirty (30) days from the date of the purchase order; (ii) contain definitive list prices, Product numbers, quantities and discounts to the extent applicable; and (iii) shall be signed and dated by an authorized representative of Buyer. Purchase orders shall be binding on Phasecom only when accepted in writing by Phasecom. Phasecom shall accept all Buyer orders which conform to the above requirements and are consistent with Buyer's forecasts. Phasecom will use all reasonable commercial endeavors to accept and fill orders which differ from Buyer's forecasts. Phasecom will confirm each order by Buyer and notify Buyer of the date of delivery within seven (7) days of receipt of the order. All purchase orders will be subject to the terms and conditions of sale set out in Exhibit H to this Agreement, as such may be from time-to-time amended by written agreement between the parties.

         b. For any Product, the Purchase Price will be as set forth in Part II of Exhibit A. New or customized versions of the Products will be sold at prices and discounts to be negotiated by Phasecom and Buyer consistent with the pricing principles underlying the pricing described in Part II of Exhibit A.

         c. Buyer's Purchase Price does not include any excise, sales, use, value added or other taxes, tariffs, duties or fees that may be applicable to the Products which amounts shall be paid by Buyer.

         d. Buyer will be entitled to [***] for wireless applications of the Product, meaning that:

              (1) if Phasecom makes a Product (or substantially similar Product) [***] then Phasecom shall notify Buyer [***]; and

              (2) if such other Phasecom [***] is an [***], rather than a [***] will be understood to mean [***].

[***] Denotes language for which Vyyo has requested confidential treatment pursuant to the rules and regulations of the Securities Act of 1933, as amended.

         e. The parties contemplate that during the term of this Agreement, ADC may become a supplier to Phasecom of wireless modems which incorporate the Phasecom MAC Product (as defined in Exhibit N). In that event, it is the intention of the Parties that Phasecom


COLLABORATION AGREEMENT                                                   PAGE 3
would be extended comparable MFC status for its purchases of such wireless modems from ADC.

         f. In order to assist Phasecom in planning its production, Buyer shall provide Phasecom with twelve (12) month rolling forecasts of its anticipated purchases of Products. The first such forecast shall be provided within five (5) days after execution of this Agreement. Thereafter, subsequent forecasts will be provided on a monthly basis. The first two months of any forecast will be considered to be a binding forecast. The third and fourth months of the forecast will be subject to change in the subsequent forecast provided that for each month, the forecast may not be less than xxx of the preceding value and not more than xxx greater than the preceding value. The fifth and subsequent months of the forecast will be subject to change without restriction. Phasecom will not be obligated to accept orders which exceed the forecast quantities for the most current (i.e. binding) month, but will use all reasonable endeavors to accommodate such orders.

         g. Buyer shall pay for all Products ordered in US dollars (to one or more US depository accounts designated in writing by Phasecom) by paying the Purchase Price [***] days after confirmed receipt of conforming goods (per Exhibit B) by Buyer, or [***] after Phasecom's invoice date, whichever is later (the "Payment Terms"). Receipt of goods will be confirmed via dock receipt or equivalent documentation. Payment according to the Payment Terms is subject to credit approval by Phasecom prior to delivery of Products. If Phasecom does not approve Buyer's credit, Buyer shall pay the Purchase Price cash on delivery (COD) for all Products. At Buyer's request and expense, Phasecom shall re-evaluate Buyer's credit for approval by Phasecom. If upon such review Phasecom approves Buyer's credit, then Buyer may (as long as Buyer's credit remains approved by Phasecom) pay Phasecom according to the Payment Terms for all purchase orders submitted after the date of such approval . Past due balances shall be subject to a late fee of [***] per month computed from the due date of each invoice previously issued, or the maximum legal rate, whichever is lower. If Buyer remains delinquent with regard to the payment of any invoice due more than [***] days after receipt of written notice, Phasecom may terminate this Agreement for material breach.

[***] Denotes language for which Vyyo has requested confidential treatment pursuant to the rules and regulations of the Securities Act of 1933, as amended.

         h. Buyer agrees to pay the cancellation charges specified below in the event Buyer cancels any purchase order. The cancellation charges are as follows (days referred to are days between Phasecom's receipt of the written cancellation and Phasecom's scheduled delivery date):


                                                     Cancellation Fee
         Days Prior to Scheduled Delivery      as a Percentage of List Price
         --------------------------------      -----------------------------
         [***]                                            [***]

[***] Denotes language for which Vyyo has requested confidential treatment pursuant to the rules and regulations of the Securities Act of 1933, as amended.

The parties agree that it would be extremely difficult to determine the exact damages incurred by Phasecom from Buyer's cancellation of a purchase order. The parties agree that the foregoing amounts represent the parties' best estimates of such damages, and that the amounts to be paid as cancellation fees as specified above are fair and reasonable, and will be the exclusive remedy available to Phasecom for cancellation.


COLLABORATION AGREEMENT                                                   PAGE 4

         i. ADC may not reschedule any orders less than [***] prior to the scheduled delivery date. At least [***] prior to the scheduled delivery date for an order, ADC may reschedule the delivery of the order for a period not to exceed [***]; provided that ADC may reschedule any order only one time.

         j. In the case where Phasecom makes a change to any Product which enhances product safety or corrects a product safety defect in any way, Phasecom shall notify Buyer and afford Buyer a right to return any of its stock of the affected Product for an equal and offsetting quantity of the improved Product, at no charge to Buyer other than the cost of return freight to a US destination.

         k. Phasecom will negotiate in good faith with ADC on a case-by-case basis to make such changes in the terms of this Agreement (e.g. - warranty and delivery terms) as may reasonably be necessary for ADC to win business with its Customers and prospects while maintaining reasonable margins for Phasecom and ADC. When agreed in advance by the parties before a Customer contract is made by ADC, back-to-back provisions from the Customer contract will supersede inconsistent portions of these standard terms and conditions. Likewise, when warranted by the circumstances and agreed in advance in writing by the parties, the "first deliveries" of a particular product will be subject to the same acceptance procedures as specified in the corresponding Customer contract, whereby acceptance of the Product will take place upon acceptance by the Customer of such Product.

[***] Denotes language for which Vyyo has requested confidential treatment pursuant to the rules and regulations of the Securities Act of 1933, as amended.

     4. DELIVERY AND SHIPPING.

         a. All deliveries will be [***] Phasecom's shipping locations, provided however, if for any calendar quarter, the shipping and other costs associated with a shipping location exceed those from [***] by more than [***], the incremental costs are to be borne by Phasecom. In this Agreement, the term [***] will be as defined in the [***] published by the [***]. With the exception of [***], Buyer will have [***].

         b. All Products shipped to Buyer shall contain at least one packing slip for each order, which shall state the quantity, Product numbers, country of origin, applicable purchase order number, Buyer's name as importer and Buyer's address.

[***] Denotes language for which Vyyo has requested confidential treatment pursuant to the rules and regulations of the Securities Act of 1933, as amended.

     5. DUTIES OF BUYER.

         a. Buyer shall not acquire any rights in respect of Phasecom's name or marks, including without limitation "Phasecom"; provided, however, that Buyer may represent itself as an authorized reseller of the Products during the term of this Agreement. After the termination of this Agreement, Buyer will not use names or marks of Phasecom or any words so similar to such names or marks as to be likely to cause confusion or deception.

         b. Except as permitted by Section 12, Buyer agrees not to reverse engineer, reverse assemble, reverse compile, copy, modify or remanufacture any Product or any part


COLLABORATION AGREEMENT                                                   PAGE 5
thereof. Buyer agrees that all mask sets, design types, processing information and other intellectual property of Phasecom shall be and remain the sole property of Phasecom.

         c. Buyer will demonstrate, sell and support Phasecom's Products purchased or licensed under this Agreement and will provide first tier maintenance for those Products. Buyer shall employ, train, and maintain sufficient personnel with technical skill and sales experience to demonstrate, sell and support such Products and to provide such first tier maintenance. Except as may be otherwise specified in Exhibit M, "first tier maintenance" will mean basic customer support and diagnostics relative to claimed Product problems. For modem units, first tier maintenance will not include any diagnostics or repairs which require opening the housing. For MTS Products, first tier maintenance will include board replacements, software/firmware upgrades and replacements, but will not include any lower-level repairs or component changes.

         d. Buyer shall at all times during the term of this Agreement use all reasonable commercial efforts in the promotion of the Product consistent with good business ethics and in a manner that will reflect favorably on Phasecom's Products and on the good will and reputation of Phasecom. During the term of this Agreement, Buyer will not supply any wireless data-only modem products (other than the Products or Products manufactured by ADC under the terms of this Agreement) to any account which remains "exclusive" to ADC in accordance with the terms of Exhibit E.

         e. Regardless of any disclosure made by Buyer to Phasecom of an ultimate destination of the Product, Buyer agrees not to export, either directly or indirectly, any Product without first obtaining a license to export or re-export from the United States Government, as may be required, and to comply with the United States Government Export Regulations, as applicable.

         f. Buyer shall comply with all applicable legal requirements respecting the Products and this Agreement and shall refrain from engaging in any illegal trade practices with respect to the Products.

     6. DUTIES OF PHASECOM.

         a. In furtherance of the distribution of the Products pursuant to this Agreement, Phasecom shall, at its expense unless otherwise specified:

              i. provide for training relative to the Products on the basis set out in Exhibit I. Training shall be provided at Buyer's facilities at times to be mutually agreed upon.

              ii. promptly provide Buyer with copies of all internal Phasecom problem reports respecting issues affecting the safety, performance, or reliability of the Products covered by this Agreement.

              iii. notify Buyer of changes to the Products in accordance with Exhibit F. In the event Phasecom decides to discontinue any Product, it shall provide Buyer with [***] and afford Buyer an opportunity to make a last time buy of the Products.

[***] Denotes language for which Vyyo has requested confidential treatment pursuant to the rules and regulations of the Securities Act of 1933, as amended.

COLLABORATION AGREEMENT                                                   PAGE 6

              iv. supply technical support and spare parts for the Products at charges to be set in the reasonable discretion of Phasecom for [***] from the date of supply, or, if any of the Products are discontinued, for [***] from the date of discontinuance.

              v. make available to Buyer for distribution hereunder such new Products, upgrades and fixes, if any, as Phasecom may introduce to supplement or replace the Products. Unless otherwise agreed in writing by the parties, the discounts and terms for such Products will be those set out in this Agreement.

              vi. promptly provide Buyer with all applicable product manuals, brochures, and other reseller and user documentation, in electronic format, as such is developed and released by Phasecom to its resellers and customers.

         b. Phasecom agrees to deliver Products having Buyer's trademarks and logos as directed by Buyer. Phasecom shall not use any names or trademarks of Buyer in any way without the prior written consent of Buyer and shall not acquire any rights in respect of Buyer's name or trade marks; provided, however that upon receipt of prior written approval from Buyer, Phasecom may state that it is manufacturing the Products for Buyer during the term of Agreement. After the termination of this Agreement, Phasecom will not use names or marks of Buyer.

         c. Phasecom shall comply with all applicable legal requirements respecting the Products and this Agreement and shall refrain from engaging in any illegal trade practices with respect to the Products.

[***] Denotes language for which Vyyo has requested confidential treatment pursuant to the rules and regulations of the Securities Act of 1933, as amended.

     7. MAINTENANCE AND BACK UP SUPPORT.

         a. Buyer shall be responsible for providing ongoing after-sales technical support to its Customers for the Products.

         b. In addition to the repair of Products in accordance with the warranty contained in Section 9, Phasecom will make available to Buyer, upon request, any technical information or assistance that Buyer may reasonably require to meet its obligations under Section 5.c., above.

     8. QUALITY; INSPECTION TESTING.

         a. Phasecom will provide all Products to Buyer in accordance with Buyer's Quality Control Procedures, attached hereto as Exhibit J.

         b. Phasecom will use its best efforts to achieve certification by the International Standards Organization (ISO) by [***]. All Products supplied by Phasecom will be designed and manufactured in accordance with all applicable ISO 9001 standards and processes following Phasecom's ISO certification.

         c. Phasecom shall operate and maintain a quality system of documented processes and procedures and shall endeavor to achieve zero defects in connection with the Products.


COLLABORATION AGREEMENT                                                   PAGE 7

         d. Following the execution of this Agreement and semi-annually thereafter, Buyer shall have the right to perform an audit of the quality processes and procedures of Phasecom and its vendors (to the extent permitted by such vendors). Buyer shall provide Phasecom with at least fifteen days prior notice of such audit and shall conduct the audit in a manner that avoids unnecessary disruption to Phasecom's business activities. Any third party auditors engaged by ADC to perform the auditing function will be bound by confidentiality provisions consistent with those set out in Section 13.

         e. Phasecom will inspect all Products prior to shipment in accordance with the Joint Test Plan set out in Exhibit J, or such higher standards as Phasecom normally applies to its own products.

         f. Phasecom will support the initial Product qualification testing process (described in Exhibit G) at a designated Buyer facility. Reasonable travel, board, and living expenses for the supporting Phasecom team and any transportation cost for material/equipment used in the testing shall be at Buyer's expense.

[***] Denotes language for which Vyyo has requested confidential treatment pursuant to the rules and regulations of the Securities Act of 1933, as amended.

     9. LIMITED WARRANTY, DISCLAIMER AND LIMITATION OF LIABILITY.

         a. Phasecom warrants that the Products are free from defects in material and workmanship for a period of [***] from delivery date of Product to Buyer at the FCA point, or [***] from the date of Buyer's invoice to its Customer, whichever occurs first (provided, however, that for any system sold by ADC, the warranty on the Products included in the system will not extend beyond the warranty term for other hardware components of the system.) This warranty period may be extended by negotiated agreement of the parties, and Phasecom will in good faith negotiate with ADC with respect to any longer warranty periods reasonably required by ADC Customers. During the warranty period, Phasecom will repair or replace any defective Product or component of Product which is promptly reported or sent to Phasecom. Buyer will pay transportation and insurance costs to ship the Product to the repair depot. Phasecom will pay the transportation cost of returning Product to Buyer if the Product, or a component of Product, was defective. If the Product is determined to be out of warranty or not defective, Phasecom will promptly advise Buyer and offer to repair the Product at standard out-of-warranty rates.

         b. The warranty does not cover repair of damage attributable to (i) alterations to the Product made by a person other than Phasecom; (ii) accidents, misuse, negligence or failure of Buyer or an end-user to follow instructions for proper use, care and cleaning of Product; (iii) external factors (e.g., failure or fluctuation of electrical power, fire, flood, or other act of God); (iv) failure of Buyer or end-user to comply with the environmental specifications contained in the Phasecom manual; or (v) wear and tear.

         c. The warranty does not cover any indirect damage and/or any damage caused to people, animals, equipment and property.

COLLABORATION AGREEMENT                                                   PAGE 8

     d. Phasecom further warrants that any services provided by Phasecom under this agreement shall be performed in a fully workmanlike manner and in accordance with the prevailing professional standards of Phasecom's industry. Any repaired Product shall have the benefit of the remaining period of the warranty [***] which shall begin upon Buyer's receipt of such repaired period.

         e. Phasecom is not responsible for the accuracy of any content supplied as part of the Products, or for the validity of any links or cross references provided to the end-user as part of the Product.

         f. Phasecom has taken commercially reasonable measures to verify that the Products are "Year 2000 Compliant," which means that such measures have been taken to verify that the Products are designed to:

              1. Correctly and unambiguously handle and process date information before, during and after 1 January 2000.

              2. Correctly process functions that are programmed to commence and/or end at a particular date, including month-end, year-end, leap year and any combination thereof, irrespective of the change in the century identifier.

              3. Function accurately and without interruption before, during, and after 1 January 2000 without any change in operations and/or parameters associated with the advent of the new century.

              4. Respond to two-digit year input in a way that resolves the ambiguity as to the century, and to store and provide output of date information in ways that are unambiguous as to the century.

Provided, however, that PhaseCom does not makes any representations as to the ability of the product to be Year 2000 compliant when used or interfaced with non-Phasecom system(s), software, hardware, data or equipment which is not Year 2000 Compliant or which does not properly exchange date-related data. Furthermore, the above representations shall not apply in the event that applicable hardware/operating system platform or any module of the Product is altered, modified or adjusted in any manner by any party without Phasecom's prior written authorization.

     g. THE ABOVE WARRANTIES AND REMEDIES ARE EXCLUSIVE AND ARE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED. PHASECOM SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND MAKES NO REPRESENTATIONS REGARDING SUITABILITY FOR USE OR PERFORMANCE NOT CONTAINED IN THIS AGREEMENT. THE PARTIES' LIABILITIES ARE FURTHER LIMITED BY SECTION 19, BELOW.

[***] Denotes language for which Vyyo has requested confidential treatment pursuant to the rules and regulations of the Securities Act of 1933, as amended.

COLLABORATION AGREEMENT                                                   PAGE 9

     10. PACKAGING

All Products will be packed or packaged for U.S. shipment in accordance with the packaging standards specified in Exhibit K.

     11. SOFTWARE LICENSE.

         a. Subject to the terms and conditions contained herein, Phasecom grants Buyer a nontransferable, nonexclusive license solely to use (i) the embedded software only in connection with the use of the Products (or with other wireless modem products, herein called the "MAC Products," which are manufactured by or for ADC and sold by ADC and which contain the MAC Products provided by Phasecom); (ii) the non-embedded Phasecom software provided with the Products or the MAC Products, which shall be in machine readable object code form, and (iii) all Related Documentation (collectively, the "Software"). This grant shall be limited to use with Products listed in Part I of Exhibit A, as such is amended to include new Products in accordance with Section 2.b., and with the MAC Products. This license shall continue during the useful life of the Products (or MAC Products, as the case may be), or until the license is terminated in accordance with the Agreement, whichever is sooner.

         b. Buyer shall not sublicense the software or otherwise transfer any of its rights in the software, except as provided in the Agreement. Buyer may grant sublicenses to its Customers and end-users of the Products and of the MAC Products; solely for their use of the software in connection with the use of the Products or the MAC Products, as the case may be. Such sublicenses will survive termination of this Agreement.

         c. Buyer may not modify or copy the software without the prior written consent of Phasecom. Buyer agrees to refrain from taking any steps, including without limitation reverse engineering, reverse assembly or reverse compilation, to obtain or develop a source code equivalent of the software.

         d. Unless otherwise agreed in writing, all Software supplied in whatever form is supplied under license and not by way of sale, and will be the Software release current at the time of offer.

         e. Buyer hereby acknowledges that copyright and all other intellectual property rights and patent ownership in the software and all connected, modified, improved or enhanced versions or derivatives thereof and the relevant documentation is owned by and will remain vested in Phasecom. Title and all intellectual property rights in or relating to the Product and the Products documentation are and shall remain owned by Phasecom. Buyer shall include Phasecom's copyright and/or trade secret notices on all copies and authorized adaptations in any form of the software contained in the Products.

         f. Except as otherwise provided in Section 17(b), if Buyer fails to comply with its license obligations hereunder and does not cure such default within ten (10) days after receipt of notice from Phasecom, then Phasecom may terminate such license grant and require the immediate return to Phasecom of all Products containing the software. Upon request by


COLLABORATION AGREEMENT                                                  PAGE 10

Phasecom, Buyer shall certify, in writing, that it has returned all copies of the software and Product.

         g. During the term of this Agreement, Phasecom will promptly notify Buyer of the planned availability of any upgrades and/or enhancements to the Products and to new products which are based on the Products and will make all such upgrades, enhancements, and new products available to Buyer under the terms of this Agreement.

     12. LICENSING AND ESCROW; OTHER ADC RECOURSE.

         a. ESCROW. Within thirty (30) days after the execution of this Agreement, the parties shall negotiate and execute an Escrow Agreement in substantially the form set out in Exhibit L among themselves and an independent third party escrow agent. The Escrow Agreement will require Phasecom to place on deposit with the escrow agent complete engineering design and manufacturing documentation and any vendor authorizations (such materials collectively called the "Documentation") reasonably required for Buyer to acquire tooling and components and to manufacture the Products and the MAC Product with minimal delay.

         b. CONTINGENT LICENSE. In the event Phasecom ceases to generate any net revenue from the sale of any wireless product for any three consecutive calendar months, then Buyer may immediately upon notice invoke a perpetual, royalty-free, fully-paid license under all Phasecom intellectual properties (other than trademarks) to develop, have developed, manufacture, have manufactured, use and sell Products (and derivatives thereof) and, if ADC's access to the MAC Product is affected by the event giving rise to the license, the right to source the chip for the MAC Product from Phasecom's chip vendor.

         c. RELEASE OF ESCROW. At the time Buyer invokes a license under this
Section 12, Buyer may instruct the escrow agent to release all of the Documentation to Buyer on the basis described in the Escrow Agreement.

         d. DELIVERY, QUALITY, OTHER PROBLEMS. In the event that:

              (1) in any calendar quarter, deliveries representing more than xxx of Products to be delivered by Phasecom during that quarter are at least x weeks late and Phasecom cannot reasonably demonstrate that the lateness is not caused by Phasecom's gross negligence or willful misconduct, or

              (2) for [***] consecutive calendar quarters, ADC experiences any of the following chronic quality problems:

                   (a) the return rate [i.e. the number of Products returned in a quarter divided by the number of Products shipped in that quarter] for each quarter exceeds [***],

                   (b) the "dead on arrival" rate [i.e. for any quarter, the number of Products which fail to operate at all when first powered during that quarter] for each quarter exceeds [***], or


COLLABORATION AGREEMENT                                                  PAGE 11

                   (c) the ADC incoming inspection failure rate for Products for both calendar quarters exceeds [***],

provided that within [***] business days after the end of the first such quarter, ADC has provided Phasecom with notice of such quality problem; or

              (3) any other material breach of this Agreement remains uncured more than [***] after notice hereunder by ADC;

then, in addition to any other remedies ADC may have, ADC may demand the opportunity to work with Phasecom to correct the subject problem and Phasecom will be obligated to pay all reasonable and documented expenses ADC incurs in connection with such corrective actions. Phasecom will cooperate fully and in good faith with ADC to develop and implement a practical corrective action plan.

[***] Denotes language for which Vyyo has requested confidential treatment pursuant to the rules and regulations of the Securities Act of 1933, as amended.

     13. CONFIDENTIALITY AND PUBLICITY.

         a. "Confidential Information" means any information, technical data, or know-how, including, but not limited to, that which relates to research, Products, software, services, development, invention, processes, designs, drawing, engineering, marketing or finances of either party, or information obtained in the course of the audit described in Section 8.d.; provided that such information is transmitted in written or other tangible form and conspicuously marked as being "Confidential" or "Proprietary." Confidential Information does not include information, technical data or know-how which (i) is in the possession of receiving party at the time of disclosure as shown by written documentation; or (ii) prior to or after the time of disclosure becomes part of the public knowledge or literature, not as a result of any inaction or action of the receiving party; or (iii) is disclosed to the receiving party by a third party who lawfully acquired and has no obligation not to disclose such information, or (iv) can be shown in written documentation to have been independently developed by the receiving party without reference to information provided by the disclosing party.

         b. Each party agrees not to use Confidential Information disclosed to it by the other for purposes other than related to performance of this agreement. Except as permitted in Subsection 13.c., neither party will disclose Confidential Information of the other to a third party unless such disclosure is specifically consented to in writing by the other party. Each party hereby consents to the disclosure of Confidential Information to affiliates (i.e. parent corporations, sister corporations, and subsidiaries) which are bound to comparable obligations of confidentiality.

         c. Each party will restrict access of the other's Confidential Information to those of its employees or independent contractors who require such access and have agreed in writing to hold the same in confidence and abide by the terms hereof. Each party agrees that it will take all responsible steps to protect the security of and avoid the unauthorized disclosure and use of Confidential Information of the other to prevent it from falling into public domain or the possession of unauthorized persons. Each party agrees to notify the other in writing of any misuse or misappropriation of Confidential Information of the other that may come to its attention.


COLLABORATION AGREEMENT                                                  PAGE 12

         d. These non-disclosure and non use obligations shall survive termination of this agreement for a period of [***]. Any Confidential Information disclosed under any confidentiality agreement previously signed by the parties shall be deemed Confidential Information under this Section 13.

         e. The parties acknowledge that the unauthorized use, disclosure or transfer of Confidential Information will (i) substantially diminish the value to the other party of the Confidential Information; (ii) render the injured party's remedy at law for such unauthorized use, disclosure or transfer inadequate; and (iii) cause irreparable injury in a short period of time.

         f. If either party breaches any of its obligations with respect to the use or confidentiality of the Confidential Information, then the other party shall be entitled to equitable relief to protect its interests therein, including, but not limited to, preliminary and permanent injunctive relief.

         g. The parties will treat the terms of this Agreement as Confidential Information and will not issue any press release or other public disclosure relative to the content of this Agreement without the prior written consent of the other party.

         h. For the avoidance of doubt, the parties acknowledge that there are no implied licenses granted hereunder other than the limited right to use confidential information in connection with this agreement. Specifically, neither party will have any implied license under the patents or patent applications of the other party except for the purposes of providing products under this agreement.

[***] Denotes language for which Vyyo has requested confidential treatment pursuant to the rules and regulations of the Securities Act of 1933, as amended.

     14. INTELLECTUAL PROPERTY; INDEMNIFICATION.

         a. Phasecom represents and warrants that it is the sole owner of all intellectual property incorporated into the Products, free and clear of all liens or adverse claims by third parties. Except as disclosed to ADC in the attached Exhibit O, Phasecom is unaware of any claim by any third party upon the basis of which Phasecom has any reason to believe that ADC's use of any of the Products will infringe or misappropriate any patent, trade secret or other intellectual property rights of a third party except as are later proved to be technically necessary to implement DOCSIS or other recognized industry standards and Phasecom is unaware that ADC's use of any of the Products will infringe or misappropriate any patent, trade secret or other intellectual property right of a third party, except as are later proved to be technically necessary to implement DOCSIS or other recognized industry standards. Phasecom will keep ADC informed relative to material developments relative the matters disclosed in Exhibit O.

         b. Subject to subsection (c) below, Phasecom agrees to defend Buyer against any proceeding or action to the extent the proceeding or action alleges that any Product sold to Buyer hereunder directly infringes any patent, copyright, mask work right, or other intellectual property right, and Phasecom will indemnify Buyer against all liabilities, damages, costs and expenses, including negotiated royalties payable and reasonable attorneys fees in connection therewith, provided that (i) Buyer provides Phasecom written notice of the proceeding or action


COLLABORATION AGREEMENT                                                  PAGE 13
within ten (10) business days of receipt by Buyer of such proceeding or action,
(ii) Buyer allows Phasecom to control the defense and the settlement of the proceeding or action, and (iii) Buyer provides to Phasecom reasonable assistance in connection therewith, at no charge to Phasecom. In the event Phasecom resolves any infringement claims or suits with any party made the subject of the attached Exhibit O and such resolution involves the payment of license fees or royalties, ADC will in good faith negotiate with Phasecom to share a portion of the costs of such fees or royalties related to Products sold by ADC hereunder.

         c. In the event there is a claim, or Phasecom believes a claim is likely, alleging intellectual property infringement with respect to any Product sold to Buyer hereunder, Phasecom shall be entitled, without obligation to do so, at its option and expense and in full satisfaction of its obligations hereunder, to (i) modify the Product so it is no longer infringing, (ii) obtain a license with respect to the applicable intellectual property rights, or (iii) accept the return of each such Product purchased by Buyer hereunder and in Buyer's possession and control, and provide to Buyer a refund of the price paid by Buyer to Phasecom therefor, subject to deductions for damage.

         d. Notwithstanding the foregoing, Phasecom will have no liability or obligation, and buyer shall defend and indemnify Phasecom to the same extent as Phasecom's defense and indemnity of Buyer in subsection 14(b) above (and not including the limitations in subsection 14(c)), with respect to any proceeding or action arising out of (i) modification of the Product other than by Phasecom,
(ii) combination of the Product with any other item (including without limitation any claim for contributory infringement or inducing infringement), or
(iii) compliance with Buyer's specifications or design.

         e. THE FOREGOING SUBSECTIONS 14(A) THROUGH 14(D) STATE PHASECOM'S SOLE LIABILITY AND OBLIGATION, AND BUYER'S EXCLUSIVE REMEDY, ARISING OUT OF ANY ACTUAL OR ALLEGED THIRD PARTY INTELLECTUAL PROPERTY INFRINGEMENT OF ANY KIND THROUGHOUT THE WORLD. In no case will the liability of either party to the other under this Section exceed the cumulative value of Products sold hereunder prior to the date of the resolution of the claim.

     15. PRODUCT LIABILITY.

         a. Phasecom agrees to defend Buyer against any proceeding or action for products liability based on a claim that any Product provided by Phasecom hereunder is defective in respect of its design, manufacture, or warnings or instructions provided by Phasecom, and Phasecom will indemnify Buyer against all liabilities, damages, costs and expenses, including reasonable attorneys fees in connection therewith, provided that (i) Buyer provides Phasecom written notice of the proceeding or action within ten (10) business days of receipt by Buyer of such proceeding or action, (ii) Buyer allows Phasecom to control the defense and the settlement of the proceeding or action, and (iii) Buyer provides to Phasecom reasonable assistance in connection therewith, at no charge to Phasecom.

         b. Notwithstanding the foregoing, Phasecom will have no liability or obligation, and Buyer shall defend and indemnify Phasecom to the same extent as Phasecom's defense and indemnity of Buyer in subsection 15(a) above (and not including the limitations in subsection 15(b)), with respect to claims arising out of (i) modification of the Product other than


COLLABORATION AGREEMENT                                                  PAGE 14
by Phasecom, (ii) representations or warnings supplied by Buyer, to the extent such differ from those provided by Phasecom, or (iii) compliance with Buyer's specifications or design.

         c. THE FOREGOING SUBSECTIONS 15(A) AND 15(B) STATE PHASECOM'S SOLE LIABILITY AND OBLIGATION, AND BUYER'S EXCLUSIVE REMEDY, ARISING OUT OF ANY ACTUAL OR ALLEGED PRODUCT LIABILITY OF ANY KIND THROUGHOUT THE WORLD.

     16. TERM OF AGREEMENT.

         a. This agreement shall be effective from the date hereof, and continue for [***] thereafter, unless earlier terminated pursuant to subsection
b. hereof (the "Term"). Thereafter, this Agreement may be extended by mutual consent in writing.

         b. This Agreement may be terminated by notice in writing:

              i. by either party, in the event of the insolvency, bankruptcy or liquidation of, or the appointment of a receiver or trustee of the assets or business of, or the filing for relief under any status providing for such events by, the other party; or

              ii. by Buyer if Phasecom ceases active operation of its business or discontinues the sale, licensing or maintenance of the Documentation and related software in material breach of the OEM Agreement or applicable maintenance agreement; or

              iii. by either party, in the event of any material breach of the terms of this Agreement by the other party, which breach is not remedied within [***] of written notice from the terminating party, or

              iv. by either party, if a new law, new ordinance or new regulation prevents substantial performance by such party of its obligations hereunder.

[***] Denotes language for which Vyyo has requested confidential treatment pursuant to the rules and regulations of the Securities Act of 1933, as amended.

     17. RIGHTS AND OBLIGATIONS ON TERMINATION OF AGREEMENT.

         a. Upon termination of this Agreement for any reason, each party will return immediately to the other all Confidential Information of the other that it has received pursuant to this Agreement and that is not necessary for performance of obligations continuing after termination.

         b. The software license granted by Phasecom to Buyer in Section 11 shall cease except to the extent necessary to enable Buyer to fulfill its contractual obligations existing at the date of termination and to support sub-licenses granted by Buyer to its Customers pursuant to this Agreement. All end user Customer sub-licenses shall continue notwithstanding termination of this Agreement.

         c. Phasecom shall continue to supply to Buyer, and Buyer is obligated to receive and pay, according to the terms of this agreement, the Products required to fulfill contractual obligations entered into by Buyer prior to the termination of the Agreement. In addition, in the event that Buyer fails to pay any amount due under this Agreement, then Phasecom shall not be


COLLABORATION AGREEMENT                                                  PAGE 15
obligated to deliver any more Product to Buyer. After termination, Phasecom shall continue to provide Product support in accordance with section 6(a), section 9 and section 11 at Phasecom's standard prices (unless such Product is under warranty as provided in Section 9, in which event such support shall be free of charges).

         d. The obligations of the parties pursuant to section 5.a, e, and f; 6.a.(iv), b, and c.; 7, 9, 11.a, b, e and f; 13, 14, 15, 17, 18, 19 and 22, and
all rights to payment previously accrued hereunder, shall survive termination of this Agreement. All provisions of the Exhibits which are referenced in any of such sections and which are continuing in nature will also survive termination.

     18. GOVERNING LAW, DISPUTES AND ARBITRATION.

         a. This Agreement shall be governed by and interpreted in accordance with the law of the state of [***].

         b. The parties shall to the greatest extent possible endeavor to resolve any technical issues, channel conflicts, and disputes through executive-level negotiations in accordance with the Problem Escalation procedures set out in Exhibit M.

         c. The parties desire to reduce the cost of any dispute by agreeing that any dispute between the parties arising out of this Agreement shall be submitted to final and binding arbitration upon written notification and demand by one of the parties. If arbitration is invoked by Buyer, the arbitration shall take place in the [***]. If arbitration is invoked by Phasecom, the arbitration shall take place in the [***]. Such arbitration shall be conducted under the rules of the American Arbitration Association. In making the award, the arbitrator shall award recovery of costs and expenses of the arbitration and reasonable attorneys' fees to the prevailing party. Any award may be entered as a judgment in any court of competent jurisdiction. Notwithstanding the reference to binding arbitration, in the event a party is exposed to the prospect of irreparable harm as a result of a material breach by the other party, it may seek appropriate injunctive relief through the courts. Should judicial proceedings be commenced to enforce or carry out this provision, or any arbitration award, the prevailing party in such proceedings shall be entitled to reasonable attorneys' fees and costs in addition to other relief.

[***] Denotes language for which Vyyo has requested confidential treatment pursuant to the rules and regulations of the Securities Act of 1933, as amended.

     19. LIMITATION ON DAMAGES.

         a. EXCEPT AS OTHERWISE SPECIFIED HEREIN OR IN SECTIONS 14 OR 15, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, DIRECT, INDIRECT OR CONSEQUENTIAL DAMAGES EXPENSES OR LOSSES OF ANY KIND, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, USE, CONTRACTS, REVENUE OR GOODWILL, OR ANY THIRD PARTY CLAIM AGAINST THE OTHER NOT SPECIFICALLY INDEMNIFIED AGAINST HEREUNDER, EVEN IF THE PARTY KNEW OR HAD BEEN ADVISED OF THE POSSIBILITY OF THE OTHER PARTY INCURRING THE SAME.

         b. EXCEPT AS SPECIFIED IN SECTIONS 14 AND 15, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR AN AMOUNT IN EXCESS OF THE AMOUNT PAID BY


COLLABORATION AGREEMENT                                                  PAGE 16

BUYER TO PHASECOM HEREUNDER FOR THE PRODUCT GIVING RISE TO THE LIABILITY.

         c. THE PARTIES ACKNOWLEDGE THAT THE PROVISIONS ON LIMITATIONS OF LIABILITY AND WARRANTIES IN THIS AGREEMENT ALLOCATE THE RISKS BETWEEN THE PARTIES AND THIS ALLOCATION IS REFLECTED IN THE PRICING OF THE PRODUCTS AND IS AN ESSENTIAL ELEMENT OF THE BARGAIN BETWEEN THE PARTIES.

         d. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

     20. FORCE MAJEURE.

         a. If the performance by either party to this agreement or of any obligation arising out of, or in connection with, this Agreement (except for the payment of money), is prevented, restricted or interfered with by any event of the force majeure, including, but not limited to, fire, flood, war, civil disturbance, labor disputes, shipping delays, material shortage, any law, order, proclamation, regulation, ordinance, demand or requirement having the legal effect of any government or any judicial authority, or any other event whatsoever, whether similar or dissimilar to those referred to herein, that is beyond the responsible control of any party affected, then the party so affected shall, upon giving prior written notice to the other party, be excused from any non-performance under this Agreement to the extent of such prevention, restriction or interference, provided that the parties so affected shall use best effort to avoid or remove such cause of non-performance under this Agreement, and shall continue to perform hereunder whenever such cause or causes are removed or avoided.

         b. In the event an event of force majeure continues for a cumulative period of three (3) months, the other party may terminate this Agreement.

     21. ASSIGNMENT. Buyer agrees that Phasecom may assign its rights and duties hereunder to any related corporation, provided such corporation has the capability to fully and faithfully discharge all obligations of Phasecom hereunder. Phasecom shall provide Buyer with prompt notice of any such assignment, and Phasecom will remain responsible for the performance of the assignee hereunder.

     22. MISCELLANEOUS.

         a. Headings are inserted for convenience of reference only and shall not be used to interpret this Agreement.

         b. Where there exists any conflict between this Agreement and the standard terms and condition of sales shown on either party's purchase order, invoice form or other standard form, this agreement shall govern.

         c. No waiver by any party of any breach by the other hereunder shall be inferred from any omission or failure to take action; and no express waiver by a party shall affect any of such party's rights other than with respect to the breach specified in such wavier shall be


COLLABORATION AGREEMENT                                                  PAGE 17
operative only for the time and to the extent therein stated. Waiver by a party of any particular breach shall not be construed as a waiver of any subsequent breach.

         d. This Agreement is made and entered solely for the benefit and protection of the parties hereto and their successors, and no other person or entity shall have any right or right of action hereunder.

         e. The terms of this Agreement shall be binding upon and inure to the benefit of the successors and permitted assign of the parties hereto. Subject to
Section 21 herein, neither party may, without the prior written consent of the other party (except to a controlling parent, controlled subsidiary or controlled affiliate or by way of merger, consolidation, or sale or transfer of all or substantially all of the assets or outstanding shares of the party), assign any right or duty under this agreement. Consent to sale, assignment or transfer shall not be unreasonably withheld. Any assignment without such consent shall be void.

         f. All notices required or contemplated under this Agreement shall be deemed given ten (10) days after deposition registered or otherwise certified first class air mail, postage prepaid, addressed to the parties as follows, or upon telephone confirmation of receipt of a facsimile transmission sent to the fax number set forth below:

                   To Phasecom:

                        Phasecom, Ltd.
                        11, Kiryat Hamada Street
                        Har Hotzvim,
                        P. O. Box 45017
                        Jerusalem 91450
                        Israel
                        Attn:  President

                        Copy to: President and to General Counsel
                                 Phasecom, Inc.
                                 20400 Stephens Creek Blvd.
                                 Cupertino, CA 95014

                        Copy to: Stephen Pezzola,
                                 1999 Harrison Street
                                 Suite 1300
                                 Oakland, CA 94612

                   To Buyer:

                        ADC Telecommunications, Inc.
                        P. O. Box 1101
                        Minneapolis, MN  55440-1101
                        Attn: President, Broadband Wireless Group
                        Copy to:  General Counsel


COLLABORATION AGREEMENT                                                  PAGE 18

A party may change the address at which it will receive notice upon the given, as provided above, of reasonable notice to the other parties.

         g. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire agreement, but rather the entire agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the parties shall be construed and enforced accordingly.

         h. This agreement, including all exhibits hereto which are incorporated herein by reference and made a part hereof, represent the complete and entire agreement of the parties hereto, superseding all prior negotiation, representation and agreements. This agreement may not be amended except by a writing executed by the parties hereto.

         [***]

                                    EXHIBIT A

                               PRODUCTS AND PRICES


I.   PRODUCTS

     A. In this Agreement, "Products" will be understood to mean Phasecom's present and future head-end modem termination system ("MTS") products and user-end modem units ("MU") products, including the following:

          1.   [***] of Phasecom's MTS and MU products (existing)

               a) Proprietary modem termination system (MTS) and related components and sub-assemblies

               b)   Proprietary modem unit (MU)

               c)   Proprietary configuration and network management software
                    (NMS) for the MTS and MU.

          2.   [***] of Phasecom's MTS and MU products (to be developed)

               a) Proprietary modem termination system (MTS) and related components and sub-assemblies

               b)   Proprietary modem unit (MU)

               c)   Proprietary configuration and network management software
                    (NMS) for the MTS and MU.

          3. [***] of Phasecom's MTS and MU products (to be developed)

               a) Proprietary modem termination system (MTS) and related components and sub-assemblies

               b)   Proprietary modem unit (MU)

               c)   Proprietary configuration and network management software
                    (NMS) for the MTS and MU.

          4. Such new Products as may be added to this Agreement by mutual agreement of the Parties on the basis specified in Exhibit C.

     B. All of the Products are intended to enable end-to-end telephony, data and video communications between a head end modem termination system and an customer-premise modem unit.

[***] Denotes language for which Vyyo has requested confidential treatment pursuant to the rules and regulations of the Securities Act of 1933, as amended.




II.  PRICES


     A. Unless otherwise agreed in writing, all Products supplied to Buyer will be at the prices set out in this Exhibit. For any Head-End Product (as defined in the following subsection) for [***], the price will be [***] (1) the price in effect as of


COLLABORATION AGREEMENT                                                  PAGE 20
          the effective date of this Agreement or (2) the price determined in accordance with the following subsection B.


     B.   PRICING

          Prices for Products covered by this Agreement will be based on market prices (the "Market Prices") to be established by good faith negotiations between the Parties in accordance with Section C.2. of this Exhibit. For exclusive accounts (listed in Section I.A.1 of Exhibit E), the Market Price will be established by ADC in consultation with Phasecom. The initial Market Prices for currently-available Products for non-exclusive accounts are as follows:


                        Product                               Market Price
          ----------------------------------------------- ----------------------

          P2001 - 1.5W Network Ctlr Package w/SNMP                [***]

          P2001 - 1.5W Network Ctlr Package no SNMP               [***]

          P2001 - RCVR Single Channel Upstream Card               [***]

          P2001 - RCVR Dual Channel Upstream Card                 [***]

          P2001 - QoS Quality of Service Module                   [***]

          P200 - EX Speed-Demon Wireless Modem                   [***]

          P200 - SH SOHO Speed-Demon Wireless Modem              [***]

[***] Denotes language for which Vyyo has requested confidential treatment pursuant to the rules and regulations of the Securities Act of 1933, as amended.

          The price for a Product to be sold hereunder will be the [***]. The [***] will depend whether the Product is intended for use on customer premises (a "CPE Product") or at the head-end of a system (a "Head-End Product"). The [***] will also depend whether ADC's customer will be an exclusive account (as listed in Section I.A.1 of Exhibit E) or a non-exclusive account. The [***] will be determined as follows:


                                          [***]
          ----------------------------------------------------------------------
          ----------------------------------------------------------------------
                                                Type of Equipment
                                    --------------------------------------------
               Type of Account         CPE Product           Head-End Product
          ------------------------  --------------------  ----------------------
                  Exclusive               [***]                     [***]

                Non-Exclusive             [***]                     [***]

[***] Denotes language for which Vyyo has requested confidential treatment pursuant to the rules and regulations of the Securities Act of 1933, as amended.


COLLABORATION AGREEMENT                                                  PAGE 21

     C.   GENERAL

          1. All prices will be [***] Phasecom's [***] (per Section 4.a. of the Agreement), unless mutually agreed upon otherwise in an applicable negotiated Annex. Although Phasecom may publish suggested wholesale or retail prices, these are suggestions only and Buyer will be entirely free to determine the actual prices and license fees at which the Products will be sold or licensed to its Customers.

          2. Market Prices will be valid until superseded by new Market Prices. Marked Prices will be subject to [***] on a quarterly basis, in February, May, August and November, beginning in November 1999. Key considerations for the establishment of Market Prices will be (1) those prices charged by Phasecom and ADC to their respective customers for comparable products, and
               (2) competitive pricing in the market. It is acknowledged by Phasecom that, in general, ADC will endeavor to sell above the Market Price. [***] Market Prices will be reduced to written Annexes, which, when signed and dated by both parties, will serve as an amendment to this Agreement, and will supersede any earlier Market Price determinations.

          3. All prices are subject to the provisions of Section 3.d. of the Agreement.

          4. The parties agree that obtaining accurate information regarding sales prices charged by the other party will be vital to the calculation under subsection 2, above. The parties therefore agree that sales by each party may be audited by the other party in accordance with reasonable procedures to be agreed upon by the parties at the time of audit.

[***] Denotes language for which Vyyo has requested confidential treatment pursuant to the rules and regulations of the Securities Act of 1933, as amended.


COLLABORATION AGREEMENT                                                  PAGE 22

                                    EXHIBIT B

                             PRODUCT SPECIFICATIONS


I.   GENERAL PRODUCT SPECIFICATION

     The Specifications for the initial Products to be covered by this Agreement are as follows:

          Version 1.X Products -- see attached Exhibit B.1

          Version 2.X Products -- the parties will negotiate in good faith to agree on these specifications and to attach them as Exhibit B.2 within 30 days after the date of this Agreement.

          Version 3.0 & 3.X Products -- the parties will negotiate in good faith to agree on these specifications and to attach them as Exhibit B.3 within 30 days after the date of this Agreement B.3

II.  DOCUMENTATION

     A. User documentation: Phasecom will supply soft copy (in Microsoft Word format) of user documentation describing installation, use, user-configurable options, function and interface.

     B. Operation documentation: Phasecom will supply soft copy (in Microsoft Word format) of operation documentation that describes the theory of operations, installation and turn-up, problem diagnosis and resolution, system and functional description, and maintenance.

     C. ADC will be responsible for any changes it makes to documentation supplied by Phasecom. ADC will at its discretion provide Phasecom with copies of such documentation which ADC has changed to meet customer requirements.

III. COMMERCIAL OR AGENCY REQUIREMENTS

     A. At the request of ADC, Phasecom will assist Buyer with obtaining certification and homologation of products in countries where Buyer has rights to sell the Products, as described in Exhibit E.

     B. At the request of ADC, Phasecom will assist Buyer with obtaining Product power supplies that meet homologation requirements of specified countries.

     C. When appropriate, the parties will negotiate on a case-by-case basis for fees to be paid by ADC to Phasecom for assistance provided under this section.

IV.  MARKING AND LABELLING

     A.   HARDWARE LABELING.

          ADC will provide Phasecom with either (1) artwork and specifications for labels to be furnished by Phasecom or (2) actual labels to be applied to the Product bearing ADC's name and logo. Phasecom will apply the resulting labels in accordance with ADC's written instructions.

     B. SOFTWARE LABELING. Through any of the configuration ports, the software in the Product will transmit to the configuration device a start-up screen which shows the


COLLABORATION AGREEMENT                                                  PAGE 23

     C. ADC logo and company information (to be provided or approved by ADC) and makes no references to Phasecom other than a copyright notice.



V.   APPEARANCE

     A. Buyer will specify Product appearance and supply artwork and color specifications to Phasecom. Additional costs to implement appearance changes will be borne by Buyer.


COLLABORATION AGREEMENT                                                  PAGE 24

                                    EXHIBIT C

                              PRODUCT DEVELOPMENTS


Phasecom hereby agrees to develop or complete the development of the Products listed in Exhibit A (other than those for which development is already complete) to comply with the applicable Specifications (set out in Exhibit B), in accordance with the applicable Statements of Work (attached as Exhibit D), and in accordance with the terms and conditions set out in this Exhibit.

For any new Product which is to be developed and subsequently added to this Agreement, the Parties will negotiate in good faith for appropriate Specifications, test plans, development Schedule, and other requirements relative to such new Product, and will amend this Agreement accordingly to include documents reflecting such requirements.

1. DEVELOPMENT. Unless otherwise agreed in writing, Phasecom will perform all of the development of the Products and will bear its own costs associated with such development.

2. DELIVERABLES; MILESTONES; SCHEDULE. For each Product to be developed, Phasecom will be responsible for delivering all Deliverables (f.o.b. Phasecom's facilities in either the US or Israel) and for achieving all Milestones in full compliance with the Schedule set out in the applicable Statement of Work.

3. DEVELOPMENT LIAISONS. In the Statement of Work for each Product to be developed hereunder, each party hereunder will designate a person to be its Development Liaison for that Product. A Party may designate a new Development Liaison by notice to the other Party.

4. MANUALS. Unless otherwise agreed in a Statement of Work, Phasecom will be responsible for the development of all user, installation and maintenance manuals (in English) for the subject Products. Master copies of such manuals will be Deliverables and will be provided in both hard copy and electronic form. ADC will have a license under Phasecom's copyrights to translate, reproduce, and make derivative works of any such manuals provided by Phasecom, provided that ADC makes appropriate copyright notices, giving proper copyright attribution, and will be fully responsible for any changes to content made by ADC. ADC grants Phasecom a license under any ADC copyrights in the resulting derivative works to translate, reproduce and make further derivative works thereof; provided that Phasecom makes appropriate copyright notices, giving proper attribution, and will be fully responsible for any changes to content made by Phasecom.

5. DESIGN REVIEW PROCESS. From time to time, as identified in the applicable Schedule, the parties will have design review meetings. ADC will be actively involved in the critical design review for each Product to be developed hereunder.


COLLABORATION AGREEMENT                                                  PAGE 25

6. DESIGN TEST PLAN AND DESIGN ACCEPTANCE. ADC and Phasecom will collaborate to develop a mutually agreed design verification test plan for each Product to be developed hereunder. Phasecom will take the lead in the development of such plan, but ADC will be actively involved in the development of such plan. Phasecom will notify and demonstrate to ADC when each designed Product has successfully passed the verification test plan. ADC will provide its written acceptance of the Product's design [***] from such demonstration by Phasecom.

[***] Denotes language for which Vyyo has requested confidential treatment pursuant to the rules and regulations of the Securities Act of 1933, as amended.

7. PRODUCTION TEST PLAN AND PRODUCTION ACCEPTANCE. As part of development of each Product, ADC and Phasecom will collaborate to develop a mutually-agreed production verification test plan for such Product. Phasecom will take the lead in the development of such plan but ADC will be actively involved in the development of such plan. Phasecom will notify and demonstrate to ADC that such Product has successfully passed the production verification test plan. ADC will provide its written acceptance of the Product for production [***] from such demonstration by Phasecom.

8. INTELLECTUAL PROPERTY RIGHTS. For each Product to be developed hereunder, the parties will specify the ownership of any new intellectual property rights arising out of the subject development ("Foreground IPR"). In the event ownership is not so specified, the default rules are as follows: (1) each Party retains ownership of its own pre-existing intellectual property rights ("Background IPR"); (2) each party will own whatever Foreground IPR it develops at its own expense in connection with the development; (3) if one party pays for a development effort by the other, any intellectual property arising out of such development will be owned by the funding party; and (4) intellectual property that is either jointly-developed or developed by one party with partial funding by the other will be jointly-owned, and either party may exploit such jointly-owned intellectual property without obligation or accounting to the other.

9.   DESIGN CHANGES; MAINTENANCE; MODIFICATIONS AND ENHANCEMENTS.

     Phasecom will work with ADC regarding modifications to the Product reasonably required to capture business with the exclusive ADC accounts listed in Exhibit E. Phasecom will be required to maintain prioritized listing and documentation of maintenance changes, modifications and enhancements.

10.  RIGHTS OF INDEPENDENT ACTIVITY.

     Other than as specifically provided by this agreement, each party shall be free to pursue, either by itself or with third parties, technology or products in the same field as that pertaining to the Products covered by this Agreement.

11. PRE-PRODUCTION UPGRADES. It is understood that ADC intends to purchase reasonable quantities of the pre-production (Alpha release, Beta release, or other pre-productions units) Products at Market Prices, provided that if these units cannot later be upgraded to production release specifications, then Phasecom will replace such units with production release units when they become available.


COLLABORATION AGREEMENT                                                  PAGE 26

                                    EXHIBIT D

                                STATEMENT OF WORK



[Statements of Work for all Products to be developed hereunder are to be negotiated in good faith and added to this Agreement [***] (or such longer period as the parties may agree in writing) after the execution of this Agreement]

[***] Denotes language for which Vyyo has requested confidential treatment pursuant to the rules and regulations of the Securities Act of 1933, as amended.


COLLABORATION AGREEMENT                                                  PAGE 27

                                    EXHIBIT E

                            MARKETING AND EXCLUSIVITY


I.   MARKETING RIGHTS

     A.  [***] Rights.

         1. Phasecom hereby grants ADC the [***] right to market, sell, and otherwise distribute the Products directly and indirectly for resale to the following Customers (and their majority-owned subsidiaries):

              a.    [***]

              b.    [***]

              c.    [***]

              d.    [***]

              e.    [***]

         2. For as long as ADC retains [***] with respect to a particular account:

              a. Phasecom will grant ADC the [***] right to market, sell and otherwise distribute [***] (i.e. those other than the Products covered by this Agreement, such products herein called "Other Phasecom Products") directly and indirectly for resale to that account. Except as otherwise agreed in writing, the terms of this Agreement will apply to Phasecom's supply of such Other Phasecom Products to ADC; and

              b. ADC will employ all reasonable commercial efforts to market and sell the Other Phasecom Products to that account;

              c. In the event ADC declines to sell a particular Other Phasecom Product to that account, Phasecom may [***] with respect to that Other Phasecom Product for that account. Phasecom will promptly notify ADC in writing (in accordance with Section 22(f) of the Agreement when a new Phasecom wireless product has become available ("New Other Phasecom Product"). ADC will have 30 days after such notice to decline to sell such product or to have it included among the Other Phasecom Products. If ADC fails to provide such notice, ADC will be deemed to have declined the inclusion of it among the Other Phasecom Products covered under this Agreement.

[***] Denotes language for which Vyyo has requested confidential treatment pursuant to the rules and regulations of the Securities Act of 1933, as amended.

     B.  Loss of [***]

         1. Phasecom will have the option to terminate ADC's [***] with respect to any such Customer prospect if: (a) the prospect declines to offer ADC a request for quotation (RFQ), (b) the prospect eliminates ADC from consideration during the RFQ process; or (c) if ADC ceases to actively bid and sell Products(s) to such prospect. In any of these instances, ADC may present a business case for retaining the [***] and Phasecom will give due consideration to the business case and to any ADC proposals for the retention of [***].


COLLABORATION AGREEMENT                                                  PAGE 28

         2. It is understood that, to address the needs of the [***] accounts for customer premise equipment ("CPE"), ADC may plan to sell three different types of products, as follows: (1) Products covered by this Agreement which are for customer premise applications ("CPE Products"), (2) CPE products which have different functions and capabilities from the Products covered by this Agreement ("Complementary CPE Products"), and (3) in certain cases, ADC may elect to sell CPE products which are not sourced from Phasecom but which perform the same function and provide essentially the same capabilities as the CPE Products ("Substitute CPE Products") available hereunder. (It is understood, however, that in the event Phasecom discontinues selling a specific CPE Product, CPE products which correspond to the discontinued CPE Product will not be considered to be "Substitute CPE Products"). For any calendar quarter, the "Non-Phasecom Percentage" will be determined by dividing (a) ADC's total sales of both Complementary CPE Products and Substitute CPE Products to the exclusive accounts during that quarter by (b) ADC's total sales of CPE Products, Complementary CPE Products and Substitute CPE Products to the exclusive accounts during that quarter.

         Phasecom will have the following rights to modify ADC's [***] if the Non-Phasecom Percent for any [***] consecutive calendar quarters exceeds a specified percentage, as follows:

[***] Denotes language for which Vyyo has requested confidential treatment pursuant to the rules and regulations of the Securities Act of 1933, as amended.


        Non-Phasecom
     Percentage for two
    consecutive calendar                      Phasecom rights to modify [***]
          quarters                          (to be exercised by written notice)
---------------------------  ---------------------------------------------------------------
      Less than [***]            No right to change [***].
       At least [***]            Phasecom may cancel [***] to the limited extent that it may market and sell to [***] a CPE product which is comparable in terms of functions and features to the [***] CPE
                                 Product provided by ADC to [***].
       At least [***]            Phasecom may cancel ADC's [***] on ALL [***] Products.
       At least [***]            Phasecom may cancel ADC's [***] on all Products.

         3. If ADC desires to add a new account to the list in Subsection I.A.1 of this Addendum, it may provide Phasecom with a request and a business case for such addition, and Phasecom will give due consideration to such request and business case.

         4. It is understood that the foregoing [***] will be unaffected by ADC's invocation of [***] under Section 12.b. of the Agreement.

     C. [***] Rights. Phasecom hereby grants ADC the [***] right to market, sell, and otherwise distribute the Products directly and indirectly for resale to any other Customers [***] except that ADC shall not have the right to market, sell or otherwise distribute the Products to [***] (which is an existing house account for Phasecom) within the [***].

[***] Denotes language for which Vyyo has requested confidential treatment pursuant to the rules and regulations of the Securities Act of 1933, as amended.

     D.   MARKETING COLLABORATION.

         1. For [***] accounts, the Parties will cooperate with each other to market the Products and to determine which will take the lead for specific accounts. To the

COLLABORATION AGREEMENT                                                  PAGE 29
greatest extent permitted by law, the parties will use their best efforts to prevent channel conflicts.

         2. During the term of this Agreement, ADC shall keep Phasecom informed about ADC high-level marketing plans and requirements relating to wireless modem products.

     E.AUDIT RIGHTS. The parties agree that obtaining accurate information regarding sales made by ADC will be vital to the calculation determination of the marketing and exclusivity rights under this Exhibit E. The parties therefore agree that sales by ADC may be audited by Phasecom party in accordance with reasonable procedures to be agreed upon by the parties at the time of audit.



COLLABORATION AGREEMENT                                                  PAGE 30

                                    EXHIBIT F

                                CHANGE PROCEDURES


The following change procedure requirements shall apply to Products that are not in an alpha or beta test stage and have been accepted by ADC as Products that are ready for final production under the terms of Exhibit C, Sections 6 and 7:

I. Phasecom may, at any time, make changes to the Products or modify the drawings and specifications relating thereto, or substitute Products of later design to fill an order (hereinafter referred to as "Product Change"), provided that any such Product Change, under normal and proper use, does not affect price, operation, reliability, look, feel, or life of the Products or the interchangeability and interoperability of the Products with other Products, and that Phasecom notifies Buyer in writing thereof [***] days prior to shipment of the planned change. In the event any Product Change affects price, operation, reliability, look, feel or life of the Products, or the interchangeability and interoperability of the Products with other Products, Phasecom shall notify Buyer in writing thereof [***] days prior to any planned change. In the event Buyer may reject the planned change and so notifies Phasecom within thirty (30) days and Phasecom fails to reach agreement thereon, Buyer shall have the right to terminate any and all orders, in whole or in part for the Products affected by such change. Notwithstanding any notice requirement above to the contrary, Phasecom shall immediately notify Buyer when it determines that a Class A Product Change (as defined hereinafter) shall be made. Phasecom shall be authorized to make Class A Product changes as soon as practical. Buyer's manufacturing process uses Bellcore Generic Requirements for Product Change Notices (Document GR-209-CORE, Issue 2, January 1996) to determine classes of Product Change Notices contained herein. Change class definitions shall be governed by the referenced Bellcore document.

[***] Denotes language for which Vyyo has requested confidential treatment pursuant to the rules and regulations of the Securities Act of 1933, as amended.

II. Notwithstanding any notice requirements to the contrary elsewhere in this Agreement, all Class A Product Change Notices shall be provided, at no charge, and forwarded in accordance with the section "Notices". All Product Change Notices for Class A, Class AC, Class C, Class D or Class E (as hereinafter defined) shall contain a filled-in Product Change Notice (See attachment), which has detailed reasons of the change, technical description of the change, supporting user documentation, affect of change on product line, any compatibility information, and effective date of first shipment of planned change in addition to the information set forth in Notices. If Phasecom cancels a Product Change Notice, Phasecom must provide notification in accordance with clause title "Notices" hereto and state the reason for cancellation and what action, if any, is to be taken in locations where the change may already have been implemented. All notices shall be sent to BUYER Product Management.

III. Phasecom shall determine the classification of any proposed Product Change. If Buyer disagrees with any classification assigned by Phasecom, Buyer shall have the right to


COLLABORATION AGREEMENT                                                  PAGE 31
     challenge the classification, and Phasecom shall, in good faith, re-evaluate its classification. In the event that Buyer and Phasecom fail to reach agreement on any such classification, then Buyer shall have the right to terminate any or all Orders, in whole or in part, for Products affected by such Product Change without penalty or obligation of any kind. Phasecom shall provide Buyer copies of all Product Change Notices and copies of Phasecom ECOs including the cognizant engineer's name, that affect products.

     A. Class A Product Change - A classification code used to indicate a product recall for all shipped product.

          1.   Changes which are:

               a)   needed to correct conditions which result in safety hazards,

               b) conditions which result in safety hazards where the conditions in (a) or (b) are caused by circuit combinations or options that exist only on certain hardware;

               c) needed to compensate for marginal (worse circuit) cases where the inoperative or unsatisfactory conditions exist on certain hardware and cannot be associated with specific circuit combinations or options. Such changes shall be made on Product in process and if requested by Buyer on Product in stock or returned to an authorized repair center.

          2. Class A Product changes require immediate action by Phasecom to correct all affected products, whether in the hands of Phasecom or Buyer or their Customers including spare Products. In some cases, however, it may be necessary to make a change to only a limited number of a particular type or Product. (This occurs when it is necessary to correct a condition that occurs only in certain Product combinations or with the use of certain options). Such conditions shall be described in the Product Change Notice.

          3. Phasecom shall, no later than [***] from the date of the notification of a Class A Product Change, provide a schedule, acceptable to Buyer, for promptly implementing such changes with respect to Products in the possession of Buyer or its Customers. The resulting implementation shall include the deinstallation, if necessary, of existing Products and the engineering and installation of replacement or modified Products or any additional materials. Phasecom will bear the costs of its own engineering personnel and the costs of replacement parts and subassemblies associated with the implementation of the changes.

          4. For Class A Product Changes which involve only an exchange of products, Phasecom may, at Buyer's option, provide such products and Buyer shall implement such change and invoice Phasecom for associated costs. Unless otherwise agreed to between the Parties, Phasecom shall not furnish component parts for Class A Product Changes to Buyer for Buyer assembly into product.


COLLABORATION AGREEMENT                                                  PAGE 32

          5.   Notices.

               Phasecom shall furnish monthly status reports to BUYER for all Class A

          6. Product Changes of which Phasecom has notified Buyer. This report shall contain the following information:

               a)   Product Change Notice number.

               b)   Identity of the Products.

               c)   Model or part number and issue.

               d)   Date Product Change Notice issued.

               e)   Product ship date.

               f)   Installation or application responsibility.

               g)   Locations at which change is to be made (supplied by Buyer).

               h)   Date completed, by location.

               i)   Changes on hold at any location.

               j)   Serial numbers of the affected products.

     B.   Class AC Product Change -

          Class AC Product changes are:

          1.   needed to correct:

               a)   inoperative electrical or mechanical conditions,

               b)   unsatisfactory maintenance or operating conditions,

               c) conditions which result in safety hazards, where the conditions in (a) or (b) are caused by circuit combinations or options which exist only on certain hardware; and

          2. needed to compensate for marginal (worse circuit) cases where the inoperative or unsatisfactory condition exist on certain hardware and cannot be associated with specific circuit combinations or options. Such changes shall be made on Product in process and if requested by Buyer on Products in stock or returned to an authorized repair center.

     C. Class C Product Change - product upgrade or improvement which is suggested to be implemented on shipped products.


COLLABORATION AGREEMENT                                                  PAGE 33

          1. This would be used when the change would result in better operation, improved testing and maintenance, longer life, service improvements, cost reductions to the Customer, and additional new features. The decision to apply these changes would be the Customer's responsibility.

          2. All products shipped to Buyer after the effective date of any Class C product Change shall incorporate such change. Any Products shipped to Buyer prior to such date may be modified by Buyer at its option and expense.

          3. No Class C changes shall affect the interoperability of the product.

     D. Class D Product Change - a product upgrade/improvement which is not require to be implemented on shipped products

          1. The Product Change Notice will be used for notification purposes only. Class D changes would incorporate minor new features and design improvements that do not affect existing functionality or other minor service improvement and test capabilities.

          2. No Class D changes shall affect the interoperability of the product.

     E. A Class D Product Change is one in which any single or combination of the following apply:

          1. A changed plug-in product is not bi-directional interchangeable physically, electrically or functionally with its predecessor.

          2. A changed hard-wired Product is substantially different than its predecessor.

          3. Phasecom's part, model, drawing or identification number is changed for that Product.

          4.   Phasecom's company name is changed.

          5. Phasecom shall furnish in accordance with the "Notices" section a quarterly report listing all Product Change Notices released during the previous twelve (12) months. This report will contain the following information:

               a)   Product Change Notice Number,

               b)   Issue date of change,

               c)   Drawing number,

               d)   Change classification,

               e)   Modification expiration date.

               Phasecom will provide Buyer a copy of all change notices as soon as they become available.


COLLABORATION AGREEMENT                                                  PAGE 34

     F. Class E Product Changes - indicates a routine product/design upgrade/improvement which does not impact form, fit or function or diminish product reliability or quality.

          1. No class E changes shall affect the interoperability of the product.

IV.  Support and upgrade

     A. This section describes the responsibilities of Phasecom and Buyer with respect to hardware and software upgrades that are required to resolve demonstrated problems with the equipment. These are known as "problem fix upgrades." Hardware and software upgrades whose purpose is to enhance the functionality of the equipment ("feature upgrades") are quoted by Phasecom on a case-by-case basis and are not covered in this Exhibit.

     B. For software problems that are reported by Buyer, verified and/or recreated by Phasecom and which are fixed on a subsequent revision of software, Phasecom shall provide to Buyer two (2) master copies of the software revision that incorporates the fix., and the accompanying Engineering Change Request notification. The software will be accompanied by a completed "Engineering Change Request (Software" form which, among other information, stated the severity of the problem ("Class of Change") and a non-binding recommendation to Buyer on the handling of the change in the field ("Field Effectivity Status"). The decision on the deployment, if any, of the software fix to one or more end-users in the field is the responsibility of the Buyer and all costs associated with that deployment will by borne entirely by Buyer.

     C. For hardware problems that are reported by Buyer, verified and/or recreated by Phasecom and which are fixed by a hardware modification to the card, module or subsystem, Phasecom shall provide to Buyer a completed "Engineering Change Request (Hardware)" form which, among other information, states the severity of the problem ("Class of Change"). The Class of Change defines Phasecom's responsibilities with regard to the performance of the hardware upgrade to units that are already in the field.

          1. If assigned as a Class A Product Change, then Phasecom will perform the required hardware upgrade at no charge to ADC

          2. If assigned as a Class AC Product Change, then Phasecom will perform the required hardware upgrade to affected units at no charge if Buyer so requests in writing [***] of receipt of the associated ECR.

          3. If assigned as a Class C, D or E Product Change, then Phasecom will not upgrade any installed units an no charge. At Buyer's request, Phasecom will quote such upgrades on a case-by-case basis.

[***] Denotes language for which Vyyo has requested confidential treatment pursuant to the rules and regulations of the Securities Act of 1933, as amended.

     D. In all instances where the Class of Change obligates Phasecom to perform no-charge hardware upgrades, Buyer shall request and receive a Return Authorization and shall promptly return all parts requiring the upgrade, freight prepaid by Buyer to Phasecom's service department. Phasecom will use its best efforts to perform the


COLLABORATION AGREEMENT                                                  PAGE 35

     E. upgrade and return the part, freight prepaid, to Buyer [***] days after receipt.

     F. For enhancements or new feature upgrades, Buyer may send the Product to be upgraded freight prepaid to Phasecom's service department. Buyer must issue a purchase order for the upgrade cost as specified in Phasecom's then current upgrade price list. A Return Authorization must be included with the Product sent to Phasecom. The upgraded product will be returned to Buyer within [***] business days.

     G. Advance replacement service. If necessary, Buyer may request an advance replacement exchange for the unit to be upgraded for those cases in which Buyer can not wait the standard return period. Buyer may arrange for this service as follows:

          1.   Secure a Return Authorization for the product to be exchanged

          2. Issue a purchase order for the product required at Buyer's then current contract price plus the cost of the upgrade.

          3. Upon receipt of the proper purchase order, Phasecom will ship to Buyer an upgrade product for exchange. Upon receipt of the product Buyer will immediately return the exchanged product in the same container.

          4. Upon receipt of the returned product Phasecom will issue a credit against Buyers purchase order for the list price of the returned product.

          If the exchanged product is not returned [***], Buyer will be invoiced for the product shipped at the contract price and Buyer agrees to pay said invoice due upon receipt.

[***] Denotes language for which Vyyo has requested confidential treatment pursuant to the rules and regulations of the Securities Act of 1933, as amended.

COLLABORATION AGREEMENT                                                  PAGE 36

                                    EXHIBIT G

                          REGULATORY APPROVALS PROCESS

Phasecom will be responsible for the following regulatory certification on all Products (additional requirements may be contained in Exhibit D):

I.   SAFETY


The WMTS shall be certified to:

       1. [***]
       2. [***]
       3. [***]

The WMU shall be certified to:

       1. [***]
       2. [***]
       3. [***]
       4. [***]

II.  ELECTRO-MAGNETIC CONFORMANCE


The WMTS shall be certified to:

       1. [***]
       2. [***]
       3. [***]
       4. [***]
       5. [***]

The WMU shall be certified to

       1. [***]
       2. [***]
       3. [***]
       4. [***]
       5. [***]

[***] Denotes language for which Vyyo has requested confidential treatment pursuant to the rules and regulations of the Securities Act of 1933, as amended.


COLLABORATION AGREEMENT                                                  PAGE 37

                                    EXHIBIT H

                          TERMS AND CONDITIONS OF SALE



[Note: The parties will negotiate in good faith to reach agreement on this Exhibit within 30 days after execution of this Agreement.]


COLLABORATION AGREEMENT                                                  PAGE 38

                                    EXHIBIT I

                                    TRAINING


Training curriculum will be in modules consisting of Overview, Products and Applications, Design and Engineering, Installation and Maintenance.

Each training module is directed toward the user of the information. Buyer assumes the responsibility for the attendees' ability and background skills levels to be able to benefit from the curriculum.

Phasecom will provide up to 3 trainer-days of training for each new Product release. Phasecom will provide such additional training as may be requested by ADC, but will be entitled to charge for such additional training at reasonable rates, not to exceed Phasecom's then-current standard training rates.

Training materials will be available as follows:

         15 sets Product Overview
         15 sets Products & Applications
          5 sets Design & Engineering
          5 sets Installation & Maintenance

Training shall be at Buyer's provided facility. Reasonable travel, board, and living expenses for instructor(s) and any transportation cost for material/equipment used in class shall be at Buyer's expense. Travel and living expenses for each of Buyer's attendees shall be the responsibility of Buyer.


COLLABORATION AGREEMENT                                                  PAGE 39

                                    EXHIBIT J

                             QUALITY AND INSPECTION


I. Buyer shall be notified prior to changes in location of Product manufacture. Buyer has the right to perform an audit of any new manufacturing locations prior to receiving Product produced from the new location. Buyer and seller must mutually agree on corrective action if issue arise out of this audit prior to Product being produced for the buyer.

II. Buyer shall be notified and allowed to review new Product designs and major Product revisions for compliance to industry standard design, quality and workmanship standards.

III. Seller shall, at buyers request, provide a list of recommended test equipment and procedures to be used for testing of incoming Product and verification of returned Product.

IV. The Products will meet all applicable quality standards published by the [***], as such are from time to time amended. These will include, but not be limited to the following:

          [***]

[***] Denotes language for which Vyyo has requested confidential treatment pursuant to the rules and regulations of the Securities Act of 1933, as amended.


COLLABORATION AGREEMENT                                                  PAGE 40

                                    EXHIBIT K

                               PACKAGING STANDARDS


Products will be packed or packaged for U.S. shipment in accordance with standard commercial practices in containers bearing labels to be provided or approved by Buyer.

1.0  BAGS

All product is to be placed in a bag. The type of bag is dependent upon the assembly to be bagged. Clear polyethylene (3 mil minimum thickness) is acceptable for those assemblies not being sensitive to Electrostatic Discharge
(ESD).

If the product itself is sensitive to ESD, a static shielding bag should be used to protect the product. The bag is to be sealed or folded over (closed with a re-sealable ESD label) so as to complete a faraday cage.

2.0  CUSHIONING MATERIAL

Foam cushioning should be made of expanded polystyrene, polyethylene or a polyurethane foam. Antistatic versions of the above are required when the product is sensitive to ESD or is used in an ESD area/facility.

Corrugated cushioning may be constructed of appropriate weight corrugated material which is required to protect the product during the normal distribution cycle. Kraft color is acceptable.

3.0  CARTONS

The corrugated carton is to be at a minimum, 200# B or C flute (32 ECT), mottle white one side. The ADC logo is to be printed in black ink on the carton. On a standard Regular Slotted Container (RSC), the ADC logo shall be located on the two length body panels. Current approximate logo sizes are as follows:

                   1.0" x 4.0"

                   1.5" x 6.0"

                   2.0" x 8.0"

                   3.5" x 16.0"

                   4.0" x 17.0"


COLLABORATION AGREEMENT                                                  PAGE 41

4.0  PRODUCT/PACKAGE SYSTEM TESTING

Product/package systems shall pass, at a minimum, the International Safe Transit Association (ISTA) Preshipment Test Procedures (Procedure 1 or 1A). All product/package systems shall be approved by Buyer prior to use.

5.0  PACKAGE LABELING

The unit carton is to be labeled with the ADC Catalog Number, the quantity per unit package (usually 1 each), the date code (date product is packaged) and the serial number of the assembly if it is a serialized product. This information is to be both human readable and bar coded per the Telecommunications Industry Forum (TCIF) Product Package Label Specification.

6.0  OVERPACKS

Unit packs are to be overpacked in cartons and on a pallet. Carton weights should not exceed 40 lb.. Pallet dimensions should be 40" x 48". Pallet loads are to be stretch wrapped at a minimum to secure load to pallet.


COLLABORATION AGREEMENT                                                  PAGE 42

                                    EXHIBIT L

                            FORM OF ESCROW AGREEMENT



[NOTE: THE PARTIES WILL NEGOTIATE IN GOOD FAITH TO REACH AGREEMENT ON THIS EXHIBIT WITHIN 30 DAYS AFTER EXECUTION OF THIS AGREEMENT.]


COLLABORATION AGREEMENT                                                  PAGE 43

                                    EXHIBIT M

                     SUPPORT OF PRODUCTS; PROBLEM ESCALATION


A.   PHASECOM SUPPORT RESPONSIBILITIES

     1. Problem Severity Definitions - Buyer will determine the severity level in conjunction with the end user or service provider.

          a. Severity 1 - A "Network Emergency" which is defined as the failure of a previously operating Phasecom product or system which renders the product or system inoperable. Further defined as any problem causing service unavailability or severe degradation to the lesser of [***] customers or [***] of the installed base.

          b. Severity 2 - Problems resulting in some loss of functionality and/or some degradation of performance. The system is still available.

          c. Severity 3 - Problems resulting in degraded performance not deemed significant to the end user or the service provider. System availability is not affected.

          d. Severity 4 - Problems resulting in a nuisance to operations, a minor feature enhancement or a bug not deemed significant. System availability is not affected.

[***] Denotes language for which Vyyo has requested confidential treatment pursuant to the rules and regulations of the Securities Act of 1933, as amended.


     2.   Response Levels

          Except as otherwise provided in this Exhibit M, PhaseCom shall be required to respond to service requests within a reasonable time. If and only if ADC has sold Products in commercial quantities to exclusive accounts will PhaseCom be required to meet the service response times set forth in this Section 2.

          a. Phasecom will respond to service requests initiated by the Buyer in the time frames contained in the following table:

               --------------------------------------------------------------------
                     Severity         Response Time         Targeted Remedy Time
               --------------------------------------------------------------------

                         1               [***]                  [***]
                         2               [***]                  [***]
                         3               [***]                  [***]
                         4               [***]                  [***]

               Severity 1 and 2 times are measured in calendar hours 24 hours per day, 7 days per week. Severity 3 and 4 times correspond with standard business hours of the respective parties.

          b. Subject to Buyer's obligation to provide first-tier maintenance (as defined in Section 5.c. of the Agreement), Phasecom will, once a problem has been


COLLABORATION AGREEMENT                                                  PAGE 44
               identified as originating with the system or device, respond to Buyer within the Response Time (see preceding table) and provide workarounds promptly within the Targeted Remedy Time (see preceding table). For a Severity 1 (see preceding table) network emergency, Phasecom will assign a systems engineer to follow through and report status to Buyer, when information is requested by Buyer, until the problem is resolved.

               Phasecom will report to Buyer's technical support director any problems received and unresolved by Phasecom according to the following timeframes:

               i.     Severity one:  [***]
               ii.    Severity 2:  [***]
               iii.   Severity 3:  [***]
               iv.    Severity 4:  [***]

          c. Each product change will include a written correction notice to Buyer and a new issuance of software or hardware, or hardware repair, and will be accompanied by documentation as outlined in Exhibit F.

          d. Phasecom will provide Buyer access to Phasecom technical support engineers via a telephone "Hot Line" to assist Buyer with Severity One and Two Network Emergencies twenty-four (24) hours a day, seven (7) days a week. Phasecom will provide access to Phasecom technical support engineers via a telephone "Hot Line" to assist Buyer with Severity Three and Four problems during Phasecom's normal business hours.

          e. Phasecom will provide reasonable support services to Buyer during the term of this Agreement at no charge to Buyer.

[***] Denotes language for which Vyyo has requested confidential treatment pursuant to the rules and regulations of the Securities Act of 1933, as amended.


     B.   SUPPORT RESPONSIBILITIES OF BUYER

          1. Buyer will maintain a technically competent staff sufficiently trained to provide direct support for Phasecom Products to the End User. Problem determination and resolution will be communicated between Phasecom and Buyer, and not the Phasecom and the End User, unless mutually agreed otherwise beforehand.

          2. Buyer technical support representatives will attend Phasecom training program prior to the start of any support services requests.

          3. To the extent reasonably required for maintenance, Buyer shall be responsible for maintaining a database regarding Product installations, including Product identity, version numbers, serial numbers and date of installation, and will share this database with PhaseCom.

     C.   PROBLEM DISPUTE ESCALATION

          1. Disputed problems may occur when the parties' support staffs disagree as to Buyer's characterization of problem severity, resolution priority, adequacy of


COLLABORATION AGREEMENT                                                  PAGE 45

               Phasecom's response, or other disputes relative to field support of products. In order to provide minimum levels of customer service, disputed problems will be escalated to increasingly senior management levels to achieve resolution.

          2. Phasecom will establish problem resolution priorities that are consistent with the Problem Severity Definitions in section A.1. of this Exhibit.

          3. In the case of Severity 1 problems which Phasecom staff believes are inappropriately characterized by Buyer, problem ownership may be referred by the parties' respective staffs to Buyer's Technical Support Director and Phasecom's Technical Service Director if no agreement is reached within [***]. If no agreement is reached between this management level within an additional [***], problem ownership will be referred to Buyer's Program Manager or higher level representative, and Phasecom's Sales Account Manager. If no agreement is reached at this management level within an additional xxxxx (x) xxxxx, problem ownership is escalated to Buyer's Vice Presidential level and Phasecom's CEO level.

          4. In the case of Severity 2 and lower problems, problem ownership may be referred by the parties' respective staffs to Buyer's Technical Support Director and Phasecom's Technical Service Director if no agreement is reached within [***]. If no agreement is reached between this management level within an additional [***], problem ownership will be referred to Buyer's Program Manager or higher level representative, and Phasecom's Sales Account Manager. If no agreement is reached at this management level within an additional [***] hours, problem ownership is escalated to Buyer's Vice Presidential level and Phasecom's CEO level.

          5. In the event that Phasecom's response to a Severity 1 problem is judged to be inadequate by Buyer problem ownership may be referred by the parties' respective staffs to Buyer's Technical Support Director and Phasecom's Technical Service Director if no agreement is reached within [***]. If no agreement is reached between this management level within an additional [***], problem ownership will be referred to Buyer's Program Manager or higher level representative, and Phasecom's Sales Account Manager. If no agreement is reached at this management level within an additional [***], problem ownership is escalated to Buyer's Vice Presidential level and Phasecom's CEO level.

[***] Denotes language for which Vyyo has requested confidential treatment pursuant to the rules and regulations of the Securities Act of 1933, as amended.


     D.   MAINTENANCE FEES

          If ADC is able to generate on-going revenue for maintenance of Products covered by this Agreement, ADC and Phasecom will negotiate in good faith to equitably divide the revenue based on the level of support each is providing.


COLLABORATION AGREEMENT                                                  PAGE 46

                                    EXHIBIT N

                    MAC PRODUCT LICENSE AND SUPPLY AGREEMENT


[NOTE: THE PARTIES WILL NEGOTIATE IN GOOD FAITH TO REACH AGREEMENT ON THIS EXHIBIT WITHIN 30 DAYS AFTER EXECUTION OF THIS AGREEMENT. THIS EXHIBIT WILL BE A COMPLETE, STANDALONE AGREEMENT FOR THE SUPPLY AND LICENSING TO ADC OF "MAC PRODUCTS," TO BE DEFINED TO INCLUDE THE PHASECOM MAC CHIP AND RELATED TECHNOLOGY. THIS EXHIBIT WILL ALSO PROVIDE, AMONG OTHER THINGS, THAT:

1. UNTIL SUCH TIME AS PHASECOM NO LONGER USES COMMERCIALLY-AVAILABLE MAC CHIPS IN THE PRODUCTS, PHASECOM WILL PROVIDE ADC WITH ACCESS TO ANY AND ALL INFORMATION REASONABLY REQUIRED FOR ADC TO DEVELOP ITS OWN CPE PRODUCTS THAT WILL BE FULLY INTEROPERABLE WITH THE PHASECOM WMTS PRODUCT COVERED BY THIS AGREEMENT.

2.   WHEN PHASECOM HAS COMPLETED THE DEVELOPMENT OF ITS OWN CPE MAC CHIP,
[***].

[***] Denotes language for which Vyyo has requested confidential treatment pursuant to the rules and regulations of the Securities Act of 1933, as amended.


COLLABORATION AGREEMENT                                                  PAGE 47

                                    EXHIBIT O

                                 IP DISCLOSURES


PhaseCom was contacted by [***] in approximately [***] with an offer to license [***]. PhaseCom has opened a dialog with [***] regarding this license offer and has undertaken an analysis of [***] to determine whether they are relevant to PhaseCom products. [***] has offered to forward copies of these [***] file histories to PhaseCom [***] counsel for analysis. However, such copies have not yet been received. PhaseCom expects to gain an understanding of these [***] relevance, if any, to PhaseCom products [***] of the file history copies from [***]. It is unclear at this time whether PhaseCom's products or technology does, or will, infringe on any of [***] intellectual property.

[***] Denotes language for which Vyyo has requested confidential treatment pursuant to the rules and regulations of the Securities Act of 1933, as amended.


COLLABORATION AGREEMENT                                                  PAGE 48